Exhibit 99.4

                                                   NaPro Release

         TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT NAPRO BIOTHERAPEUTICS, INC., a Delaware corporation with its principal place of business at 6304 Spine Road, Unit A, Boulder, Colorado 80301 ("NaPro"), on behalf of itself and each of its officers, directors, affiliates, divisions, subsidiaries, employees, agents and attorneys (and the predecessors, heirs, executors, administrators and successors of each of the foregoing) (herein separately and collectively, the "Releasors"), in consideration of good and valuable consideration received from IVAX CORPORATION ("IVAX"), BAKER NORTON PHARMACEUTICALS, INC. ("BNP"), and D&N HOLDING COMPANY ("D&N"), the receipt and sufficiency of which are hereby acknowledged, hereby releases and forever discharges IVAX, BNP and D&N and each of their respective officers, directors, affiliates, divisions, subsidiaries, employees, agents (including without limitation Paine Webber) and attorneys (and the predecessors, heirs, executors, administrators and successors of each of the foregoing) (herein separately and collectively, the "Releasees") from any and all claims, demands, actions, causes of action, and suits, in law or in equity, whether now known or unknown (collectively, the "Actions") which the Releasors ever had or now have, or hereafter can, shall or may have, for, upon or by reason of any manner, cause or thing whatsoever, arising from the beginning of the world through the day of the date of this Release relating to or arising from (1) the parties' relationship and collaboration regarding paclitaxel, (2) an agreement between NaPro and BNP, dated June 7, 1993, as amended April 12, 1994 and January 25, 1996, relating to the manufacture, marketing and distribution of paclitaxel, and (3) the following agreements between NaPro and D&N: a Subscription Agreement dated as of June 7, 1993, a Stockholders Agreement dated as of June 7, 1993, a Registration Agreement dated as of June 7, 1993, a Subscription Agreement dated as of April 12, 1994, and a Registration Rights Agreement dated as of April 12, 1994.

         Releasors represent and warrant that they have duly considered, approved and authorized the Agreement, dated March 19, 1998 (the "Agreement") and this Release, that they have consulted with counsel and taken all necessary actions for the Agreement and this Release to be valid and binding, and that the execution of the Agreement and this Release by the undersigned signatories on behalf of NaPro duly binds and commits NaPro and its officers, directors, affiliates, divisions, subsidiaries, employees, agents and attorneys (and the predecessors, heirs, executors, administrators and successors of each of the foregoing).

         Releasors represent and warrant that Releasors have not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand, action, cause of action, or suit, in law or in equity, or any part thereof, relating to any matter covered by this Release and agree to indemnify Releasees against any and all such claims, demands, actions, causes of action, or suits by third parties resulting from such sale, assignment, transfer, conveyance or other disposition.

         This Release is and may be pleaded as a full and complete defense to, and is and may be used as the basis for an injunction against prosecution of, any claim or action which seeks recovery or relief contrary to the terms of this Release. Should any Releasors or Releasees retain

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counsel for the purpose of restraining,  enjoining,  or otherwise preventing the breach of, or enforcing, this Release, including without limitation the commencement or institution of any action or proceeding to enforce any provision of this Release or to obtain (a) damages by reason of any alleged breach of any provision hereof, (b) a declaration of the rights or obligations of any Releasors or any Releasees or (c) any other judicial remedy in connection therewith, the prevailing party shall be entitled, in addition to such other relief as may be granted in such action or proceeding, whether at trial or on appeal, to be reimbursed by the other party for all costs and expenses incurred as a result thereof including without limitation reasonable attorneys' fees and costs for services rendered to such prevailing party.

         This Release shall not be altered or modified in any way except by the written consent of the authorized representatives of Releasors and Releasees.

         This Release in no way affects the respective rights and obligations of the parties under the Agreement.

         This Release shall be governed by the laws of the State of New York.

         IN WITNESS WHEREOF, Releasors have caused this Release to be executed by their duly authorized officers and agents as of March 20, 1998.

                                             NaPro BioTherapeutics, Inc.



                                             By:  /s/ Leonard P.  Shaykin
                                                      Leonard P. Shaykin
                                                      Chairman of the Board


STATE OF NEW YORK                   )
COUNTY OF NEW YORK                  )  ss.:

                  On this 20th day of March 1998, before me personally appeared Leonard P. Shaykin, to me known, who, being duly sworn, did depose and say that he is the Chairman of the Board of NaPro BioTherapeutics, Inc., and who executed the foregoing certification in my presence.


                                                     /s/ Martha M. Toohig
                                                     Notary Public

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